As filed with the Securities and Exchange Commission on July 16, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ___________________

                               ZANY BRAINY, INC.
              (Exact name of company as specified in its charter)


          Pennsylvania                             23-2663337
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
Incorporation or Organization)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania                       19406
(Address of principal executive offices)          (Zip Code)


                           1993 Stock Incentive Plan
              Amended and Restated 1998 Equity Compensation Plan
                      Rosa Aukburg Stock Option Agreement
              Nick Egelanian Non-Qualified Stock Option Agreement
                           (Full title of the plans)

                               Keith C. Spurgeon
                            Chief Executive Officer
                               Zany Brainy, Inc.
                          2520 Renaissance Boulevard
                      King of Prussia, Pennsylvania 19406
                    (Name and address of agent for service)

                                (610) 278-7800
         (Telephone number, including area code, of agent for service)

                              ___________________

                        Copy of all communications to:
                                  Alan Singer
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                     Philadelphia, Pennsylvania 19103-2921
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  Title of securities       Amount to be          Proposed maximum             Proposed maximum                Amount of
   to be registered         registered (1)          offering price                  aggregate               registration fee
                                                      per share                 offering price
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01             2,063,600 (4)             $9.75   (2)                  $20,120,100 (2)
par value             ----------------------------------------------------------------------------------    $ 10,761
                                3,361,607 (4)             $5.53   (3)                  $18,589,687 (3)
===============================================================================================================================

(1) Includes 2,400,207 shares issuable pursuant to the 1993 Stock Incentive Plan, 3,000,000 shares issuable pursuant to the Amended and Restated 1998 Equity Compensation Plan, 5,000 shares issuable pursuant to the Rosa Aukburg Stock Option Agreement dated May 15, 1992 and 20,000 shares issuable pursuant to the Nick Egelanian Non-Qualified Stock Option Agreement dated August 7, 1995.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on July 13, 1999, as reported on the Nasdaq National Market.
(3) Calculated pursuant to paragraph (h)(1) of Rule 457, based on the actual per share exercise prices of stock options awarded.
(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the"Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Zany Brainy, Inc. (the "Registrant") are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

          1. The Registrant's prospectus dated June 2, 1999 filed pursuant to Rule 424(b) as part of the Registrant's registration statement on Form S-1 (Registration No. 333-74719); and

          2. The description of the Registrant's Common Stock, par value $.01 per share, set forth in the Registrant's registration statement on Form 8-A filed with the Commission on May 24, 1999 to register such securities under the Securities Exchange Act of 1934 (the "Exchange Act").

          All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants
------------------------------

          The consolidated financial statements of the Registrant as of January 31, 1998 and January 30, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 30, 1999, incorporated by reference in this Registration Statement from the Registrant's registration Statement on Form S-1 (Registration No. 333-74719), together with all amendments thereto, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 1741 of the Pennsylvania Business Corporation Law, as amended (the "BCL"), provides the Registrant with the power to indemnify any officer or director acting in his or her capacity as a representative of the Registrant who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in the right of the Registrant. Generally, the only limitation on the Registrant's ability to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted wilful misconduct or recklessness.

         The Registrant's Amended and Restated Bylaws (the "Bylaws") provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant by reason of the fact that such director or officer is or was serving as a director, officer or employee of the Registrant or, at the Registrant's request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Registrant's Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Registrant's Bylaws authorize the Registrant to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board of Directors of the Registrant so determines, purchasing and maintaining insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

Item 8.    Exhibits.
           --------

             Exhibit Numbers                    Exhibit
            --------------------------------------------------------------
                    5         Opinion of Morgan, Lewis & Bockius LLP
                  23.1        Consent of Arthur Andersen LLP
                  23.2        Consent of Morgan, Lewis & Bockius LLP
                              (included as part of Exhibit 5)
                   24         Power of Attorney (included as part of the
                              signature page)
                  99.1        1993 Stock Incentive Plan, as amended
                  99.2        Amended and Restated 1998 Equity Compensation Plan
                  99.3        Rosa Aukburg Stock Option Agreement
                  99.4        Nick Egelanian Non-Qualified Stock Option
                              Agreement

Item 9.   Undertakings.
          ------------

     (a)  The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on this 15th day of July, 1999.


                                    ZANY BRAINY, INC.


                                    By: /s/ Keith C. Spurgeon
                                        ----------------------
                                        Name:  Keith C. Spurgeon
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Keith C. Spurgeon and Robert A. Helpert, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.



Name                             Title                         Date
----                             -----                         ----

/s/ Keith C. Spurgeon            Chairman of the Board and     July 15, 1999
------------------------
Keith C. Spurgeon                Chief Executive Officer

/s/ Robert A. Helpert            Chief Financial Officer       July 15, 1999
------------------------         (principal financial and
Robert A. Helpert                accounting officer)

/s/ C. Donald Dorsey
------------------------
C. Donald Dorsey                 Director                      July 15, 1999

/s/ Robert A. Fox
------------------------
Robert A. Fox                    Director                      July 15, 1999

/s/ Gerald R. Gallagher
------------------------
Gerald R. Gallagher              Director                      July 15, 1999

/s/ Henry Nasella
------------------------
Henry Nasella                    Director                      July 15, 1999

/s/ Yves B. Sisteron
------------------------
Yves B. Sisteron                 Director                      July 15, 1999

/s/ David V. Wachs
------------------
David V. Wachs                   Director                   July 15, 1999

                               INDEX TO EXHIBITS


  Exhibit Numbers                Exhibit
------------------------------------------------------------------------------
       5           Opinion of Morgan, Lewis & Bockius LLP

     23.1          Consent of Arthur Andersen LLP

     23.2          Consent of Morgan, Lewis & Bockius LLP (included as part of
                   Exhibit 5)

      24           Power of Attorney (included as part of the signature page)

     99.1          1993 Stock Incentive Plan, as amended

     99.2          Amended and Restated 1998 Equity Compensation Plan

     99.3          Rosa Aukburg Stock Option Agreement

     99.4          Nick Egelanian Non-Qualified Stock Option Agreement